                                                                   Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                SUPPLY AGREEMENT

      THIS SUPPLY AGREEMENT (the "AGREEMENT") is entered into as of July 16th, 2003 (the "EFFECTIVE DATE"), between PENINSULA PHARMACEUTICALS, INC., a Delaware corporation with a principal place of business at 1701 Harbor Bay Parkway, Alameda, California 94502 USA ("PENINSULA"), and SHIONOGI & CO., LTD., a Japanese corporation with a principal place of business at 1-8 Doshomachi 3-chome, Chuo-ku, Osaka 541-0045, Japan ("SHIONOGI"). Shionogi and Peninsula may be referred to individually as a "PARTY", and collectively as the "PARTIES".

                                    RECITALS

      WHEREAS, Peninsula and Shionogi have entered into a License Agreement dated July 11, 2002, as amended effective as of September 30, 2002 by that certain Memorandum concerning the License Agreement, and by the First Amendment to the License Agreement of even date herewith (collectively, the "LICENSE AGREEMENT"), pursuant to which Shionogi has granted to Peninsula exclusive rights to develop and commercialize Licensed Products (as such term is defined in the License Agreement) in the United States of America, Canada Mexico and Puerto Rico;

      WHEREAS, Peninsula desires to obtain its requirements of Licensed Products for commercial sale from Shionogi, and Shionogi is willing to supply such requirements to Peninsula on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      The following terms, when capitalized, shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) as used in this Agreement:

      1.1 "AFFILIATES" means any company or organization directly or indirectly controlling, controlled by, or under common control with Peninsula or Shionogi, as the case may be. For purposes of this Section 1.1, "control" shall mean the power (whether or not normally exercised), to direct the management and affairs of the subject corporation or entity, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise. In case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting securities shall in any case be deemed to confer "control" of such corporation.

      1.2 "BATCH" means a specific quantity of the Compound or Licensed Product, as applicable, that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.

      1.3 "CALENDAR QUARTER" means the three-month period commencing on any January 1, April 1, July 1, or October 1 (as applicable) during the term of this Agreement.

      1.4 "CMC" means the Chemistry, Manufacturing and Controls portion of an IND or NDA.

      1.5 "COMMERCIAL LAUNCH" means the first sale of a Licensed Product to a Third Party purchaser following any required Registration Approval thereof in the country of the Territory in which such product is sold.

      1.6 "COMPOUND" means a methylcarbapenem antibiotic compound with the molecular formula of C15H24N4O6S2 and the chemical name of (+)-(4R,5S,6S) -6-[(1R)-1-hydroxyethyl]-4-methyl-7-oxo-3-[[(3S,5S)-5-[(sulfamoylamino)methyl]-3
-pyrrolidinyl]thio]-1-azabicyclo[3.2.0.]hept-2-ene-2-carboxylic acid, the chemical structure of which is shown in Exhibit A hereto. The "Compound" may also be referred to as S-4661 or Doripenem (as designated in International Nonproprietary Names for Pharmaceutical Substances; INN).

      1.7 "CONFIDENTIAL INFORMATION" means any confidential or proprietary information relating to the Compound and/or the Licensed Product including, without limitation, research, development, manufacturing, marketing, financial, personnel, sales, and other business and technical information, compositions, inventions, discoveries, processes, methods, formulae, procedures, protocols, techniques, data, plans, Specifications, and Quality Control Procedures, whether in oral, written, graphic, or electronic form.

      1.8 "CONTROLLED" means, with respect to any Intellectual Property Rights, that the Party owns or has a license to such Intellectual Property Rights and has the ability to grant to the other Party access, a license, or a sublicense to such Intellectual Property Rights as provided for in the Agreement without violating an agreement with or rights of a Third Party.

      1.9 "DEFECTIVE PRODUCTS" has the meaning set forth in Section 3.8(a).

      1.10 "DRUG MASTER FILE" or "DMF" means a Drug Master File maintained with the FDA, or a filing with a Regulatory Authority outside the United States serving a purpose equivalent to that of a Drug Master File in the United States, such that manufacturing information may be filed by a manufacturer in such country in a manner that remains confidential from the holder of the remaining portions of the Registration Approval maintained with the FDA and the equivalent thereof, if any, in jurisdictions outside the United States.

      1.11 "FDA" means the United States Food and Drug Administration or any successor thereto having the administrative authority to regulate the investigation, development, and marketing of human pharmaceutical products in the United States.


                                       2.

      1.12 "FD&C ACT" means the United States Food, Drug and Cosmetic Act, as amended, and any regulations promulgated thereunder.

      1.13 "FIELD ALERT" has the meaning set forth in Section 4.9.

      1.14 "FILL AND FINISH WORK" means the packaging of bulk Compound manufactured by Shionogi into Finished Packaging for supply to Peninsula.

      1.15 "FINISHED PACKAGING" means a glass vial with stopper and seal containing 250 mg or 500 mg of the Compound, as applicable, fully labeled, packaged, and ready for final sale, as set forth in the Specifications.

      1.16 "GMP" means the current good manufacturing practices required by the FDA and set forth in the Food, Drug & Cosmetic Act, as amended, or FDA regulations, policies or guidelines in effect at a particular time, for the manufacturing and testing of pharmaceutical materials, and any other laws or regulations applicable to the manufacturing and testing of pharmaceutical materials in the Territory.

      1.17 "IND" means an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, or the equivalent application to the equivalent agency in any other regulatory jurisdiction, the filing of which is necessary to commence clinical testing of a pharmaceutical product in humans.

      1.18 "INTELLECTUAL PROPERTY RIGHTS" means intellectual property rights of all kinds, including patents, patent applications, copyrights, know-how, trade secrets, technical and commercial information, designs (whether registered or not) and trademarks.

      1.19 "LICENSED PRODUCT" means any pharmaceutical product ready for final sale and intended for use for the prevention and/or treatment of various bacterial infectious diseases, or other appropriate uses, in humans that contains the Compound as an active ingredient. As of the Effective Date, the Licensed Product shall be considered to be vial-filled sterile Compound, where each vial contains 250 mg or 500 mg of the Compound.

      1.20 "MATERIALS" means all raw materials, ingredients, and packaging components (including labels and product inserts) required to produce the Licensed Products in accordance with the Specifications, excluding the Compound.

      1.21 "NDA" means a New Drug Application, as defined in the FD&C Act, and applicable regulations promulgated thereunder by the FDA, or the equivalent application to the equivalent agency in any other regulatory jurisdiction, to obtain approval or authorization to commence marketing and sales of a pharmaceutical product.

      1.22 "PENINSULA CUSTOMERS" has the meaning set forth in Section 4.6(a).

      1.23 "QUALITY CONTROL PROCEDURES" has the meaning set forth in Section
3.6.


                                       3.

      1.24 "QUALITY MEMORANDUM" has the meaning set forth in Section 3.1.

      1.25 "REGISTRATION APPROVAL" means, with respect to a country in the Territory, all approvals, licenses, registrations, or authorizations by an applicable Regulatory Authority (as hereinafter defined) necessary to import, commercialize and market the Licensed Product in such country, including pricing and reimbursement approval in such country.

      1.26 "REGULATORY AUTHORITY" means the FDA in the United States, and the equivalent regulatory authority or governmental entity having the responsibility, jurisdiction, and authority to approve the manufacture, use, importation, packaging, labeling, marketing, and sale of pharmaceutical products in any country or jurisdiction other than the United States.

      1.27 "SPECIFICATIONS" means the product characteristics, processing, formulae, labeling, and packaging requirements and standards pertaining to the manufacture or supply of Licensed Products in Finished Packaging that are consistent with applicable Registration Approvals and that are set forth in Exhibit B, as they may be amended or supplemented from time to time pursuant to
Section 3.3 or 3.4.

      1.28 "SUPPLY DISRUPTION" has the meaning set forth in Section 2.11(b).

      1.29 "TERRITORY" means the United States of America, Canada, Mexico and Puerto Rico.

      1.30 "THIRD PARTY" means any entity or individual other than the Parties and the Affiliates of any of the Parties.

      1.31 "THIRD PARTY MANUFACTURER" means any entity other than Shionogi that is contracted by Shionogi in accordance with Section 2.9 to manufacture the Compound and/or perform Fill and Finish Work.

                                   ARTICLE 2

                               PURCHASE AND SUPPLY

      2.1 PURCHASE AND SUPPLY. During the term of this Agreement and subject to the terms and conditions hereof, Shionogi shall manufacture and supply to Peninsula all of Peninsula's requirements of Licensed Products in Finished Packaging for commercial sale in the Territory as set forth on purchase orders submitted by Peninsula in accordance with the provisions of Section 2.3. All Licensed Products and bulk Compound (if applicable) supplied to Peninsula by Shionogi hereunder shall conform to the Specifications and shall have been manufactured in compliance with GMP, all other requirements of Regulatory Authorities, and all applicable laws and regulations. Any term or condition in any purchase order, confirmation, or other document furnished by Peninsula or Shionogi that is in any way inconsistent with the terms and conditions of this Agreement is hereby expressly rejected. If both Parties agree to change the form of supply to Peninsula hereunder to bulk Compound instead of, or in addition to,


                                       4.

Licensed Products in Finished Packaging, the Parties shall meet and discuss in good faith the terms and conditions for the supply by Shionogi of such bulk Compound.

      2.2 FORECASTS. Peninsula shall provide Shionogi with forecasts of Peninsula's estimated requirements of Licensed Products as set forth in this
Section 2.2 for Shionogi's manufacturing planning purposes.

            (A) [*] year prior to the date on which Peninsula anticipates filing the first NDA to obtain Registration Approval, and for [*] consecutive years after Commercial Launch, Peninsula shall provide to Shionogi a non-binding [*] year forecast of its estimated requirements of Licensed Products.

            (B) [*] year prior to Peninsula's estimated date of Commercial Launch, Peninsula shall provide to Shionogi a one-time, non-binding forecast of its estimated requirements of Licensed Products for the first [*] Calendar Quarters in which Peninsula will be purchasing Licensed Products from Shionogi for commercial sale.

            (C) [*] months prior to Peninsula's estimated date of Commercial Launch, Peninsula shall provide to Shionogi a rolling forecast of its estimated requirements of Licensed Products for the first [*] Calendar Quarters in which Peninsula will be purchasing Licensed Products from Shionogi for commercial sale. The first Calendar Quarter of such forecast shall include Peninsula's monthly requirements of Licensed Products for such Calendar Quarter. Thereafter, at least [*] months prior to the beginning of each Calendar Quarter, Peninsula shall provide Shionogi with updates of each [*] Calendar Quarter forecast. The first [*] Calendar Quarters of each forecast provided by Peninsula to Shionogi under this Section 2.2(c) shall constitute a binding commitment of Shionogi to supply, and Peninsula to purchase, the quantity of Licensed Products forecasted to be ordered for such quarters, except as set forth in Section 2.4. The projections of Peninsula's requirements of Licensed Products for the [*] through [*] Calendar Quarters in each forecast shall be made in good faith and shall constitute Peninsula's best estimates of future orders of Licensed Products, but shall not be binding on Peninsula. Each forecast shall specify the quantity of each type of Licensed Product (i.e., whether such product contains 250 mg or 500 mg of Compound). If the quantity of Licensed Products forecast for the [*] Calendar Quarter in a particular forecast exceeds [*] percent ([*]%) of the quantity of Licensed Products forecast to be ordered for such Calendar Quarter in the most recent prior forecast provided by Peninsula under this Section 2.2(c) (i.e., when such Calendar Quarter was the [*] Calendar Quarter of such earlier forecast), and Shionogi expects that it will not be able to supply that quantity of Licensed Products that exceeds [*] percent ([*]%) of the quantities of Licensed Products set forth for such Calendar Quarter in such prior forecast due to Shionogi's production schedule or the availability of labor, raw materials, or facilities, Shionogi shall so inform Peninsula and the Parties shall discuss in good faith an appropriate adjustment to the quantities or the delivery date of Licensed Products set forth in the forecast.

      2.3 ORDERS. Subject to Section 2.4, Peninsula shall submit to Shionogi monthly firm purchase orders for those quantities of Licensed Products set forth for such month in the applicable binding [*] Calendar Quarter forecast no later than [*] weeks prior to the


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       5.

commencement of the month for which such purchase orders pertain. The quantity of Licensed Products ordered by Peninsula in accordance with this Section 2.3 shall be in denominations of Shionogi's Batches, with the smallest permissible denomination being equivalent to that quantity of Licensed Products contained in [*], the size of which shall be determined and mutually agreed to by the Parties. Each such order shall specify the quantity of each type of Licensed Product (i.e., whether such product contains 250 mg or 500 mg), the required delivery date, shipping instructions, and delivery destination. Shionogi shall supply the quantities of Licensed Product set forth in each monthly firm purchase order by the delivery date specified in such order.

      2.4 CHANGES IN ORDERED QUANTITIES. Peninsula may increase the quantities of Licensed Products ordered by Peninsula in a monthly purchase order from the quantities set forth in the applicable binding forecast for such month by an amount equal to [*] percent ([*]%) of the forecasted quantities, or may decrease the quantities of Licensed Products ordered by Peninsula in a monthly purchase order from the quantities set forth in the applicable binding forecast for such month by an amount equal to [*] percent ([*]%) of the forecasted quantities. To accommodate minor variations in Batch size, Shionogi may, on prior written notice to Peninsula, either (a) increase the quantities of Licensed Product that it supplies pursuant to a purchase order submitted by Peninsula by an amount equal to [*] percent ([*]%) of the purchase order, or (b) decrease the quantities of Licensed Products that it supplies pursuant to a purchase order submitted by Peninsula by an amount equal to [*] percent ([*]%) of the purchase order. If Peninsula requires quantities of Licensed Products in a particular month that exceeds the amount of Licensed Products that Shionogi is obligated to supply under this Section 2.4 for such month, Peninsula may notify Shionogi that it is prepared to bear all reasonable additional costs that may be incurred by Shionogi in supplying such extra quantities of Licensed Products. Shionogi will notify Peninsula within ten (10) business days of its receipt of such a notice from Peninsula hereunder whether Shionogi accepts such offer and whether it will be able to supply such extra quantities of Licensed Products.

      2.5 MINIMUM PURCHASE QUANTITIES.

            (A) Peninsula shall be required to purchase annual minimum quantities of Licensed Product (containing either 250 mg or 500 mg Compound) and/or bulk Compound from Shionogi hereunder equivalent to at least the following annual aggregate amounts of the Compound (potency) for commercial and/or promotional use in the Territory:

TIME PERIOD                                TOTAL AGGREGATE KILOGRAMS OF COMPOUND
-----------                                -------------------------------------
First year of purchase orders              [*] kg of Compound
Second year of purchase orders             [*] kg of Compound
Third year of purchase orders              [*] kg of Compound
Fourth year of purchase orders             [*] kg of Compound


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

TIME PERIOD                                       TOTAL AGGREGATE KILOGRAMS OF COMPOUND
-----------                                       -------------------------------------
Fifth year of purchase orders                     [*] kg of Compound
Sixth and subsequent years of purchase orders     [*] kg of Compound

For purposes of this Section 2.5, the first year of purchase orders shall commence on the month covered by the first purchase order submitted by Peninsula under Section 2.3, and shall end twelve (12) months thereafter. [*]. In addition, if an unforeseen event occurs that is beyond Peninsula's reasonable control and such event negatively impacts the sale of Licensed Products in the Territory (e.g., if Regulatory Authorities require Peninsula to change the labeling for Licensed Products after commercial launch), the Parties shall meet and discuss in good faith an adjustment of the minimum purchase quantities of Compound set forth in this Section 2.5(a) as appropriate for the duration of the impact of such event.

            (B) [*]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       7.

      2.6 CONFIRMATION AND DELIVERY. Within ten (10) business days after its receipt of a firm order placed pursuant to Section 2.3, Shionogi shall acknowledge in writing its receipt and shall notify Peninsula of the quantities of Licensed Products that it will supply under such order in accordance with
Section 2.4. Shionogi shall deliver to Peninsula, at the delivery destination and by the delivery date specified in such order, the specified number of Licensed Products, each of which conforms to the Specifications.

      2.7 SHIPPING, STORAGE, INSURANCE, TITLE AND RISK OF LOSS. The Licensed Products ordered by Peninsula shall be delivered [*] (Incoterms 2000) [*] or, if [*] is not available, [*]. At Peninsula's request, the Parties will discuss having [*] to cover losses or damages to shipments of Licensed Products that occur during transportation to Peninsula, with Peninsula [*]. Each shipment of Licensed Products shall be accompanied by a certificate of analysis (a) confirming that Shionogi followed the Quality Control Procedures (as defined in Section 3.6) for the testing of such Licensed Products, (b) containing the quality control test and quality assurance review results for the Licensed Products in such shipment, (c) certifying that each Batch of Licensed Products in such shipment was manufactured in accordance with GMP, and (d) confirming that the Licensed Products in such shipment conform to the Specifications. Shionogi agrees to store Licensed Products to be supplied to Peninsula in a secure area and under appropriate product label storage conditions to ensure that such products conform to the Specifications at the time of delivery to Peninsula. Shionogi shall pack the Licensed Products for shipment in a commercially reasonable manner that assures that such Licensed Product will meet the Specifications upon delivery to Peninsula. Risk of loss of and title to all Licensed Products shipped to Peninsula shall pass to Peninsula once the Licensed Products have been delivered by Shionogi or a Third Party Manufacturer to [*] or, if [*] is not available, [*]. Shionogi will be responsible for obtaining any required export approvals or licenses and releasing Licensed Product for shipment to Peninsula.

      2.8 COMPLIANCE WITH LAWS. Shionogi shall ensure that all Licensed Products supplied to Peninsula hereunder shall be manufactured in compliance with GMP, all other requirements of Regulatory Authorities, and applicable laws and regulations, including, without limitation, all laws and regulations applicable to the transportation, storage, use, handling and disposal of hazardous materials used to manufacture Licensed Products. Shionogi shall obtain and maintain, at its expense, for so long as Shionogi is supplying Licensed Products to Peninsula hereunder, all facility licenses and government permits, including without limitation health, safety, and environmental permits, necessary for the conduct of the actions and procedures undertaken to manufacture and supply the Licensed Products for importation and sale in the Territory. Shionogi shall promptly notify Peninsula in writing if, during the term of this Agreement, it receives any citations with respect to its manufacturing facilities, including, without limitation, FDA Form 483s or warning letters, or if it becomes subject to an FDA

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                       8.

consent decree or other action of a Regulatory Authority impacting the manufacture of Licensed Products by Shionogi under this Agreement.

      2.9 USE OF THIRD PARTY MANUFACTURER. Shionogi may, at its sole option, decide to contract with a Third Party Manufacturer to have such Third Party Manufacturer manufacture the Compound and/or perform Fill and Finish Work, either in whole or in part. Shionogi shall notify Peninsula that it has decided to enter into an agreement with a Third Party Manufacturer prior to executing such agreement, and shall discuss with Peninsula the manufacturing plans and strategies regarding the establishment of such Third Party Manufacturer to the extent that such plans or strategies impact the supply of Compound or Licensed Products to Peninsula hereunder in an effort to minimize any possible difficulties or delays arising from the use of a Third Party Manufacturer. Shionogi shall not supply to Peninsula any Licensed Products that have been manufactured by such Third Party Manufacturer, either in whole or in part, until such time as Peninsula receives notification from the FDA or other applicable Regulatory Authority that such Third Party Manufacturer has been approved to manufacture the Compound and/or perform Fill and Finish Work for Licensed Products to be distributed in the Territory. Shionogi shall continue to manufacture the Licensed Products supplied to Peninsula until Peninsula receives such notification. Any agreement entered into between Shionogi and such Third Party Manufacturer shall be consistent with the terms of this Agreement, to the extent applicable. Shionogi shall bear all expenses associated with having such Third Party Manufacturer manufacture the Compound and/or perform Fill and Finish Work for Licensed Products supplied to Peninsula, and Peninsula shall continue to pay to Shionogi the price set forth in Section 5.1 for all Licensed Products supplied to Peninsula hereunder. Shionogi guarantees the performance by a Third Party Manufacturer contracted by it to manufacture Compound and/or perform Fill and Finish Work for Licensed Products supplied to Peninsula, and shall cause such Third Party Manufacturer to comply with the provisions of this Agreement in connection with such performance. Any breach by such Third Party Manufacturer of any of Shionogi's obligations under this Agreement shall be deemed a breach by Shionogi, and Peninsula may proceed directly against Shionogi for such breach without any obligation to first proceed against such Third Party Manufacturer. If Shionogi decides to enter into an agreement with a Third Party Manufacturer pursuant to this Section 2.9, the Parties will discuss in good faith appropriate adjustments to the forecasting and ordering mechanisms set forth in Sections 2.2 and 2.3 to take into account the lead time that Shionogi must provide to such Third Party Manufacturer.

      2.10 PRINTED MATERIALS. Shionogi will provide to Peninsula its packaging and label specifications for the Compound manufactured by Shionogi for distribution in Japan. Peninsula shall consult with Shionogi regarding the design of Peninsula's specifications for the packaging and labels for Licensed Products in Finished Packaging in the Territory, and will use its best efforts to coordinate with Shionogi such that, to the extent possible, Shionogi will be able to manufacture such packaging and labels using the same equipment that Shionogi uses to manufacture packaging and labels for the Compound distributed in Japan. Once Peninsula has designed the packaging and label specifications for Licensed Products, the Specifications shall be updated to include the packaging and label specifications. Peninsula, at its own expense, shall provide to Shionogi all copy content and artwork in order for Shionogi to print those materials necessary to supply to Peninsula Licensed Products in Finished Packaging in accordance with


                                       9.

the Specifications including, without limitation, all labels and package inserts. Peninsula shall be responsible for ensuring that such materials to be used in connection with the promotion, distribution, and/or sale of Licensed Products in the Territory comply with applicable laws and regulations in the Territory.

      2.11 INABILITY TO SUPPLY.

            (A) If Shionogi is unable, at any time, to supply Peninsula on a timely basis with the quantity of Licensed Products ordered by Peninsula in accordance with Sections 2.3 and 2.4 for any reason, including the occurrence of a force majeure event under Section 10.5, Shionogi shall immediately notify Peninsula of such inability to supply and the estimated extent of such inability (including delay time and the quantity of Licensed Products involved), and shall use good faith diligent efforts to cure the supply problem as soon as possible. In such event, Shionogi shall [*] all quantities of the Compound or Licensed Product to be supplied to [*] to cover the amount of the past due Licensed Products to be supplied to Peninsula until such time as the supply shortage has been cured. If the quantity of Licensed Products that Shionogi is unable to supply to Peninsula exceeds [*] percent ([*]%) of the quantity of Licensed Products ordered by Peninsula in accordance with Sections 2.3 and 2.4, Shionogi and Peninsula shall promptly thereafter discuss the cause of the supply shortage and appropriate resolutions. In such instance, the Parties shall work cooperatively and diligently to find a resolution that cures the supply problem and provides for adequate supplies of Licensed Product for worldwide sales, including providing to Peninsula all ordered Licensed Products as it requires. Shionogi agrees to discuss and consider in good faith all appropriate resolutions to cure the supply problem, including, without limitation, [*] to Peninsula [*] supply of the Compound or Licensed Product [*] to cover the amount of the past due Licensed Products to be supplied to Peninsula and/or engaging a Third Party manufacturer reasonably acceptable to Shionogi as a second source to manufacture, on Shionogi's behalf, the Compound and/or Licensed Products to be supplied to Peninsula, and shall implement such solutions as are reasonable to resolve the problem.

            (B) If a supply problem occurs to the extent that, at any particular time, Licensed Products that have been ordered by Peninsula pursuant to Sections
2.3 and 2.4 which are more than [*] weeks past due (according to their scheduled delivery dates in the applicable orders), and such amount of past due Licensed Products represents more than [*] percent ([*]%) of the amount of Licensed Products forecasted to be ordered for the most recent month (a "SUPPLY DISRUPTION"), then Peninsula and Shionogi will discuss the Supply Disruption and seek all appropriate means of resolution, including, without limitation, engaging a Third Party manufacturer reasonably acceptable to Shionogi as a second source for manufacturing, on Shionogi's behalf, the Compound and/or Licensed Products. For the duration of a Supply Disruption, Shionogi shall [*] all quantities of the Compound or Licensed Product to be [*] to cover the amount of the past due Licensed Products until such time as the Supply Disruption has been resolved and the Parties agree to amend as appropriate the minimum purchase quantities of the Compound and/or Licensed Products under Section 2.5(a) to reflect the Supply Disruption. Shionogi will use best efforts to resolve the Supply Disruption. If the Supply Disruption is not cured entirely (that is, all past due Licensed Products on order are delivered to Peninsula and Shionogi is current on all pending orders by Peninsula) within [*] days of the beginning of the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      10.

Supply Disruption, then Peninsula shall have the right thereafter to establish manufacturing resources to manufacture the Compound and/or conduct Fill and Finish Work, either in whole or in part; provided, however, that Peninsula shall resume purchasing an appropriate quantity of the Compound and/or Licensed Products, which quantity shall be discussed in good faith and determined by the Parties, after the Supply Disruption is cured to Peninsula's reasonable satisfaction. If Peninsula elects to do so, Shionogi shall, at [*] sole expense, promptly provide, at such times and locations as may reasonably be requested by Peninsula, reasonable, diligent and good faith cooperation to enable Peninsula to establish such manufacturing capability, including without limitation transferring promptly any relevant technology to Peninsula relating to the manufacture of Compound and/or conduct Fill and Finish Work, assisting in qualifying such manufacturer to manufacture Compound and/or conduct Fill and Finish Work, and assisting Peninsula to arrange for the procurement of all raw materials and intermediates needed to manufacture Compound and/or conduct Fill and Finish Work. Further, upon such election by Peninsula, Shionogi shall be deemed to have automatically granted to Peninsula a non-exclusive license (with the right to sublicense through multiple tiers of sublicensees) under all Intellectual Property Rights owned or Controlled by Shionogi that are useful or necessary to manufacture Compound and/or conduct Fill and Finish Work, to make or have made Licensed Products for use and sale solely in the Territory. Such license shall [*], which [*] shall be negotiated in good faith at the time that such license is deemed to have been granted. If Peninsula elects only to conduct Fill and Finish Work with regard to a quantity of Licensed Products beyond Shionogi's reasonable capacity for such supply, Peninsula shall have the option of ordering and obtaining from Shionogi bulk Compound necessary to manufacture such quantity of Licensed Products at a supply price to be negotiated in good faith by the Parties [*] of Peninsula having to undertake Fill and Finish Work in order to produce, and under other agreed terms that are consistent with provisions of this Agreement. Further, pursuant to the non-exclusive license granted by Shionogi under this Section, Peninsula may have a Third Party manufacturer reasonably acceptable to Shionogi manufacture the Compound and/or perform Fill and Finish Work on Peninsula's behalf, either in whole or in part. In such case, Shionogi shall provide such Third Party manufacturer with the same reasonable, diligent and good faith cooperation and assistance that Shionogi is obligated to provide to Peninsula under this Section 2.11(b).

Notwithstanding that Peninsula has so elected to obtain manufacturing rights, and provided that Shionogi has the ability to supply the bulk Compound or Licensed Products without having to [*] of the bulk Compound or Licensed Products required by Shionogi for [*], Peninsula shall be able to order and obtain from Shionogi supply of the bulk Compound or Licensed Products as provided hereunder, up to Shionogi's reasonable capacity for supplying such bulk Compound or Licensed Products on the terms hereof until such time as Peninsula or a Third Party manufacturer selected by Peninsula that is reasonably acceptable to Shionogi is validated as a manufacturer of Licensed Products and is able to manufacture all of Peninsula's commercial requirements of Licensed Products. If Shionogi supplies bulk Compound to Peninsula, the Parties shall agree upon terms for such supply of bulk Compound that are consistent with the provisions of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      11.

            2.12 MATERIAL THIRD PARTY AGREEMENTS. The Parties hereby acknowledge that Shionogi is obtaining its supply of [*] and [*], which are key raw materials and/or intermediates needed to manufacture the Compound, pursuant to agreements between Shionogi and certain Third Parties (the "MATERIAL THIRD PARTY AGREEMENTS"). Shionogi covenants that it (a) will not amend any Material Third Party Agreement in a manner that adversely affects the supply of Compound and/or Licensed Product hereunder without the prior written consent of Peninsula, and
(b) will not terminate any Material Third Party Agreement without Peninsula's prior written consent. Peninsula shall not unreasonably withhold such consents. In addition, during the term of the Agreement, Shionogi may enter into an agreement with a Third Party Manufacturer pursuant to which such Third Party Manufacturer will manufacture the Compound and/or perform Fill and Finish Work as permitted in Section 2.9 (such agreement, a "THIRD PARTY MANUFACTURER AGREEMENT"). Shionogi covenants that, during the term of this Agreement, it shall comply in all material respects with the terms of the Material Third Party Agreements and any Third Party Manufacturer Agreement. Shionogi shall diligently take all reasonable steps to exercise its rights under the Material Third Party Agreements and any Third Party Manufacturer Agreement to ensure that Shionogi is able to comply with its supply obligations to Peninsula hereunder. In addition, Shionogi shall provide prompt written notice to Peninsula of any material defaults by a Third Party under the Material Third Party Agreements, or by a Third Party Manufacturer under a Third Party Manufacturer Agreement.

                                   ARTICLE 3

                   TESTING; QUALITY ASSURANCE; SPECIFICATIONS;

                            ACCEPTANCE AND REJECTION

      3.1 QUALITY MEMORANDUM. The Parties shall discuss and agree, where appropriate, on specific procedures and guidelines for Batch release, quality control testing and quality assurance review, acceptance testing, and other roles and responsibilities related to the Compound and the Licensed Product, which procedures and guidelines shall be set forth in a written quality memorandum (the "QUALITY MEMORANDUM"). The Quality Memorandum shall also set forth the Parties' respective responsibilities and detailed procedures for handling regulatory matters including, without limitation, specific procedures for recalls, market withdrawals, corrections, and Field Alert reporting of Licensed Products, and handling customer questions and complaints related to Licensed Products. The Parties acknowledge and agree that the Quality Memorandum will need to be updated on an ongoing basis as appropriate.

      3.2 PRODUCTION OF LICENSED PRODUCTS. Shionogi shall manufacture, package, and label each Batch of Licensed Product supplied to Peninsula hereunder in compliance with the Specifications.

      3.3 SPECIFICATIONS. The current Specifications have been jointly established by the Parties and are attached hereto as Exhibit B. Such Specifications may only be modified or supplemented as set forth in Section 3.4. The Parties acknowledge that the Specifications may vary slightly for each country in the Territory according to the applicable Registration Approval

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      12.

for the Licensed Product in such country. In such event, Peninsula shall specify in all purchase orders it submits under Section 2.3 the particular Specifications applicable to each quantity of Licensed Products ordered in such order.

      3.4 MODIFICATION OF SPECIFICATIONS. If modifications to the Specifications are recommended or required by a Regulatory Authority in the Territory, Peninsula shall notify Shionogi and the Parties shall discuss in good faith and agree upon the best way to implement such modifications. Shionogi shall implement such modifications at [*] expense. The Quality Memorandum entered into by the Parties pursuant to Section 3.1 shall set forth what changes to the Specifications, if any, may be made by Shionogi upon written notice to Peninsula. Except as may otherwise be agreed to by the Parties and set forth in the Quality Memorandum, Shionogi shall not change the Specifications without Peninsula's prior written approval. If Peninsula desires to modify the Specifications and such modification is not recommended or required by a Regulatory Authority in the Territory, the Parties shall discuss in good faith whether to make such modification. If the Parties agree to make such modification to the Specifications, [*] shall bear the cost of implementing such modification.

      3.5 CHANGE IN MANUFACTURING PROCESS. Shionogi will obtain Peninsula's prior written approval before it implements any change in the equipment, process, or procedures used to manufacture Licensed Products, or in the Batch size, manufacturing site, source of raw materials, or source of packaging components with respect to Licensed Products that would require notification of or approval by any Regulatory Authorities and/or amendments or modifications to existing Registration Approvals or pending applications therefor. Shionogi shall not implement any such change until such time as Peninsula has received approval for such change from Regulatory Authorities. Shionogi shall disclose to Peninsula all proposed changes in such manufacturing materials, equipment, processes, or procedures such that Peninsula is able to describe such changes in filings required to be submitted to Regulatory Authorities regarding such changes.

      3.6 QUALITY CONTROL. Shionogi shall maintain a quality control and testing program consistent with GMP to ensure that the Licensed Products supplied to Peninsula conform to the Specifications (the "QUALITY CONTROL PROCEDURES"). Shionogi shall follow such Quality Control Procedures and perform quality control testing and quality assurance review, approval, and Batch release prior to shipping each shipment of Licensed Products to Peninsula to ensure that the Licensed Products delivered to Peninsula comply with the Specifications, GMP, all other applicable requirements of Regulatory Authorities, and all applicable laws and regulations.

      3.7 GMP COMPLIANCE AND QUALITY ASSURANCE AUDITS. During the term of the Agreement, Peninsula may, upon reasonable notice and during normal business hours, periodically review such quality control program documentation, and shall have the right, at Peninsula's expense, to audit, survey, or verify the adherence of Shionogi or any other Third Party Manufacturer, as applicable, to the Quality Control Procedures. In addition, upon written request to Shionogi, Peninsula shall have the right, at Peninsula's expense, to have representatives or Regulatory Authorities visit the manufacturing facilities of Shionogi or any other Third Party Manufacturer, as applicable, during normal business hours to review such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      13.

manufacturer's manufacturing operations, to assess compliance with GMP and the Quality Control Procedures, and to discuss any related issues with such manufacturer's manufacturing and management personnel. If the Parties agree that the Quality Control Procedures need to be modified in order to comply with GMP, the Parties shall discuss and agree upon appropriate changes thereto. At reasonable times during the term of this Agreement and upon reasonable prior written notice, Shionogi shall have the right, at Shionogi's expense, to inspect Peninsula's premises during normal business hours and shall have access to all documents related to the storage and distribution of Licensed Products at Peninsula's facilities.

      3.8 INSPECTION AND REJECTION.

            (A) INSPECTION; REJECTION; ACCEPTANCE. Within thirty (30) days after the delivery by Shionogi of Licensed Products to Peninsula, Peninsula shall conduct acceptance tests with respect to quality and quantity as set forth in the Quality Memorandum. Peninsula may reject Licensed Products that are (i) adulterated or misbranded within the meaning of the FD&C Act, (ii) not prepared in compliance with GMP or other applicable laws or regulations, (iii) not in conformance with the Specifications, or (iv) are damaged or broken ("DEFECTIVE PRODUCTS"), or may notify Shionogi of any shortage of Licensed Products with respect to the quantity delivered, by giving written notice to Shionogi within thirty (30) days after delivery of the Licensed Products to the delivery destination set forth in the applicable firm order, which notice shall identify in reasonable detail the nature of the defect or shortage. If Peninsula fails to give such notice to Shionogi within the said time period, Peninsula will be deemed to have accepted the Licensed Products and to have released Shionogi from any claim with respect to such Defective Products, subject to Section 3.8(b), and except for claims for indemnification pursuant to Section 7.1(a).

            (B) REVOCATION OF ACCEPTANCE. If, after acceptance as provided in subsection (a) above, Peninsula discovers that any of such Licensed Products are Defective Products and that the nature of such defect could not have been discovered by performing the acceptance tests of the Licensed Products with respect to quality as set forth in the Quality Memorandum within thirty (30) days after delivery of the Licensed Products, Peninsula may revoke its acceptance of such Defective Products by providing written notice to Shionogi of such revocation. Such notice shall identify in reasonable detail the nature of the defect and shall be provided within [*] months after the delivery of the applicable Licensed Products to Peninsula. If Peninsula fails to give such notice to Shionogi within said [*] month time period, Peninsula will be deemed to have accepted the Licensed Products and to have released Shionogi from any claim with respect to such Defective Products except for claims for indemnification pursuant to Section 7.1(a) or claims under Section 4.6(b).

            (C) REPLACEMENTS. At Shionogi's sole option, Peninsula shall either return Defective Products to Shionogi at Shionogi's expense or shall destroy such Defective Products and certify to Shionogi that such destruction is complete. The costs of destruction and subsequent disposal shall be at Shionogi's expense. Shionogi shall make up the shortage in quantities of Licensed Products or replace Defective Products, as applicable, as quickly as possible at its own expense.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      14.

            (D) RESOLUTION OF DISPUTES. Upon Shionogi's request and at Shionogi's expense, Peninsula shall send a portion of such Defective Products to Shionogi so that Shionogi may confirm that the Licensed Products at issue are Defective Products. If Shionogi disagrees with Peninsula's claim that certain Licensed Products are Defective Products, the Parties will first use good faith efforts to settle such dispute within thirty (30) days of Peninsula's notice of such defects; if they are unable to do so within such time period, the dispute will be resolved by a mutually acceptable independent Third Party tester after analysis of the relevant Licensed Products. Such Third Party tester shall determine whether such Licensed Products are defective, and the Parties agree that such tester's determination shall be final, binding, and determinative as to whether such Licensed Products are Defective Products. The Party against whom the Third Party tester rules shall bear all costs of the Third Party testing.

      3.9 SHIONOGI NOTICE OF DEFECTIVE PRODUCTS. Shionogi shall promptly notify Peninsula if it discovers that any Licensed Products manufactured by Shionogi are defective or do not conform to the Specifications. Such notice shall identify in reasonable detail the nature of the defect, the lot or Batch of such defective products, and the basis for Shionogi's determination as to the nature of the defect.

                                   ARTICLE 4

                    RECORDS, REPORTS, AND REGULATORY MATTERS

      4.1 DRUG MASTER FILE. Shionogi may, at its sole discretion, prepare, file, and maintain DMFs covering the manufacture of the Compound and/or the Licensed Product. If Shionogi elects to file such DMFs, Shionogi shall maintain such DMFs, including, without limitation, amending and updating such DMFs, as required by applicable Regulatory Authorities. During the term of this Agreement, Shionogi grants to Peninsula and its sublicensees a right of reference to such DMFs for the purpose of preparing, filing, or maintaining INDs, NDAs, and other regulatory filings relating to the Licensed Product in the Territory. Peninsula may inspect (but not copy) such Shionogi-prepared DMFs as necessary or appropriate. Should Shionogi elect to file any DMFs covering the manufacture of the Compound and/or the Licensed Product, the Parties shall meet and agree regarding the manner in which communications received by either Party from Regulatory Authorities regarding such DMFs will be shared and regarding the possible modifications of related provisions of this Agreement reflecting such changes.

      4.2 PREPARATION OF REGULATORY FILINGS. Peninsula shall be responsible for any and all regulatory filings covering Licensed Products in the Territory. Shionogi shall, at Peninsula's reasonable request, cooperate in the preparation and maintenance of such filings, including preparing all sections of regulatory filings covering Licensed Products related to Shionogi's manufacturing activities such as drafting CMC sections of the IND and NDA for Licensed Products and the Compound. In addition, at Peninsula's request, Shionogi shall make appropriate personnel reasonably available for meetings with Regulatory Authorities related to the manufacture of the Compound and/or Licensed Products. Upon Peninsula's consent, which consent shall not be unreasonably withheld, Shionogi may have representatives attend any of Peninsula's scheduled meetings with Regulatory Authorities related to the Licensed Product at


                                      15.

Shionogi's expense. Peninsula shall provide to Shionogi copies of all communications from Regulatory Authorities relating to the Specifications and/or the manufacturing process for the Compound and/or Licensed Product.

      4.3 REGULATORY MATTERS. During the term of the Agreement, the Parties shall discuss as appropriate the requirements of Regulatory Authorities in the Territory related to the Compound and/or Licensed Products, including labeling requirements. If a Regulatory Authority in the Territory requires or requests any documents related to the manufacture of the Compound and/or Licensed Products, Peninsula shall notify Shionogi and Shionogi shall promptly provide such documents to Peninsula so that Peninsula may comply with such request.

      4.4 RECORDS. Shionogi shall maintain complete, accurate, and authentic accounts, notes, data, and records pertaining to its manufacture, processing, testing, Quality Control Procedures test results, packaging, labeling, storage, and distribution of the Compound and Licensed Products including, without limitation, master production and control records, batch production and control records, and Licensed Product complaint files, in accordance with applicable laws and regulations. Shionogi shall retain such records for the period of time set forth in the Quality Memorandum agreed to by the Parties, which period of time shall be in accordance with applicable laws and regulations.

      4.5 SAMPLE RETENTION. Shionogi shall retain samples of each Batch of Compound used to produce Licensed Products and each Batch of finally formulated Licensed Products supplied to Peninsula pursuant to this Agreement as described in the Quality Memorandum.

      4.6 PRODUCT RECALLS, MARKET WITHDRAWALS, OR CORRECTIONS.

            (A) Each Party shall maintain records as may be necessary to permit a recall or a field correction of any of the Licensed Products delivered to Peninsula or to customers of Peninsula or its Affiliates or sublicensees ("PENINSULA CUSTOMERS") in the Territory that is effected either voluntarily or under a threat of, or a directive by, any governmental agency. Each Party shall notify the other Party immediately in person or by telephone, facsimile, or email (to be confirmed in writing within the reasonable period to be agreed in the Quality Memorandum) upon discovery that any Licensed Product is the subject of a recall, market withdrawal, or correction. The decision to initiate a recall or to take some other corrective action, if any, shall be made and implemented solely by Peninsula. Shionogi will cooperate as reasonably required by Peninsula in accordance with all applicable laws and regulations, including assisting with the development of a recall plan. Subject to Section 4.6(b), Peninsula shall bear the cost and expense of all recalls, market withdrawals, or corrections of Licensed Products.

            (B) To the extent that a recall, market withdrawal, or correction results from, or arises out of, Shionogi's failure to comply with GMP or other applicable laws or regulations or to manufacture Licensed Products that conform to the Specifications, or defects in the Licensed Products arising out of the manufacture of such Licensed Products by Shionogi or a Third Party Manufacturer, then (i) such action shall be made at Shionogi's cost and expense, and (ii) Shionogi shall, at Peninsula's option, either refund Peninsula for the Transfer Price paid by Peninsula for such Licensed Products, credit an amount equal to the Transfer Price paid by


                                      16.

Peninsula for such Licensed Products against future orders of Licensed Products submitted by Peninsula hereunder, or replace the affected Licensed Products with replacement Licensed Products manufactured in compliance with GMP and other applicable laws and regulations and that conform to the Specifications, free of charge, as soon as practicable after the date that Peninsula notifies Shionogi regarding such event with respect to Licensed Products. Peninsula agrees to use all reasonable efforts to minimize the costs and expenses of carrying out a recall, market withdrawal, or correction, including, without limitation, using both internal and external resources where appropriate to conduct the activities required to carry out a recall, market withdrawal, or correction.

      4.7 PRODUCT RETURNS. Peninsula shall be solely responsible for handling customer returns of Licensed Products in the Territory. Shionogi shall provide Peninsula with such assistance as Peninsula may reasonably require to handle such returns.

      4.8 CUSTOMER QUESTIONS AND COMPLAINTS. Peninsula shall have the sole responsibility for responding to questions and complaints relating to Licensed Products from Peninsula Customers. Questions or complaints received by Shionogi from Peninsula Customers relating to Licensed Products shall be promptly referred to Peninsula. Shionogi shall provide Peninsula reasonable technical assistance and cooperate as reasonably required to allow Peninsula to determine the cause of and resolve any customer questions and complaints. Such assistance shall include follow-up investigations, including testing. In addition, within the reasonable period to be agreed in the Quality Memorandum from the date of Peninsula's request, Shionogi shall provide Peninsula with all necessary information in its possession that will enable Peninsula to respond properly to questions or complaints related to the Licensed Products. The Quality Memorandum agreed to by the Parties shall include detailed procedures for responding to questions and complaints relating to Licensed Products. Unless it is determined that the cause of any customer complaint resulted from Shionogi's failure to manufacture the Licensed Products in compliance with GMP or other applicable laws or regulations or in conformance with the Specifications, all costs arising out of handling Peninsula Customer questions and complaints shall be borne by Peninsula.

      4.9 FIELD ALERT REPORTING. If either Party receives any information with respect to Licensed Products (a) concerning any incident that causes the Licensed Product or its labeling to be mistaken for, or applied to another article, or (b) concerning any bacteriological contamination, or any significant chemical, physical, or other change or deterioration in a distributed Licensed Product, or any failure of one or more distributed Batches to meet the Specifications (a "FIELD ALERT"), such Party shall notify the other Party immediately in person or by telephone, facsimile, or email (to be confirmed in writing within the reasonable period to be agreed in the Quality Memorandum). Peninsula shall be responsible for receiving, investigating, and documenting all such information relating to such Field Alerts. Peninsula will be solely responsible for filing all post-marketing Field Alert reports required by Regulatory Authorities, or as required by applicable laws or regulations in the Territory. Shionogi will cooperate as reasonably required by Peninsula with the investigation of such incidents in the Territory. If the Field Alert arises out of Shionogi's failure to manufacture the Licensed Products in compliance with GMP or other applicable laws or regulations or in conformance with the Specifications,


                                      17.

Shionogi shall bear Peninsula's out-of-pocket costs of investigating and responding to such field alert, and shall replace the affected Licensed Products with replacement Licensed Products that have been manufactured in compliance with GMP and other applicable laws and regulations and that conform to the Specifications as soon as practicable after Shionogi becomes aware of such Field Alert. The Quality Memorandum agreed to by the Parties shall include detailed procedures for responding to Field Alerts.

      4.10 GOVERNMENTAL INSPECTIONS. Shionogi shall promptly advise Peninsula of any notice or request that it or any Third Party Manufacturer receives from a governmental agency or Regulatory Authority in the Territory regarding inspection of its facilities relating to its manufacture of or the Fill and Finish Work for the Licensed Products, and shall permit (to the extent reasonably practicable) Peninsula or its designated representative to attend such inspection. In addition, if a governmental agency or Regulatory Authority in the Territory requests that it be permitted to inspect Shionogi's facilities or the facilities of any Third Party Manufacturer relating to the manufacture of the Compound or Licensed Products, Shionogi shall permit such inspection, and shall require a Third Party Manufacturer to permit such inspection, and shall allow Peninsula or its designated representative to attend such inspection. Shionogi shall provide to Peninsula all correspondence and reports that it receives or is forwarded by a Third Party Manufacturer from a governmental agency or Regulatory Authority in connection with the manufacture of or Fill and Finish Work for Licensed Products supplied to Peninsula or for any other Shionogi product that may reasonably affect the supply of Licensed Products to Peninsula hereunder such that Shionogi and Peninsula may discuss such correspondence or reports and cooperate in responding to Regulatory Authorities as appropriate. Shionogi shall, in a timely manner, rectify or procure the rectification of any deficiencies identified during the course of any audit pursuant to Section 3.7 or any inspection by a Regulatory Authority pursuant to this Section 4.10.

                                   ARTICLE 5

                                PRICE AND PAYMENT

      5.1 PRICE. Peninsula shall pay Shionogi a transfer price (the "TRANSFER PRICE") for Licensed Products supplied by Shionogi for commercial sale hereunder, which price is based upon the total kilograms (potency) of Compound in the Licensed Products purchased by Peninsula on an annual basis, in accordance with the following table:

         TOTAL KILOGRAMS                         PRICE PER 250 MG VIAL OF    PRICE PER 500 MG VIAL OF
         PURCHASED DURING YEAR                   LICENSED PRODUCT            LICENSED PRODUCT
         less than [*] kg                                 [*]                         [*]
         [*] kg or more, but less than [*] kg             [*]                         [*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      18.

         TOTAL KILOGRAMS                         PRICE PER 250 MG VIAL OF    PRICE PER 500 MG VIAL OF
         PURCHASED DURING YEAR                   LICENSED PRODUCT            LICENSED PRODUCT
         [*] kg or more, but less than [*] kg             [*]                         [*]
         [*] kg or more, but less than [*] kg             [*]                         [*]
         [*] kg or more                                   [*]                         [*]

The prices per 250 mg and 500 mg vials of Licensed Product that appear in the same row in the above table as the total kilograms of Compound purchased by Peninsula during the applicable calendar year are the prices applicable to all quantities of 250 mg and 500 mg vials of Licensed Product purchased by Peninsula during such calendar year. All payments for the supply of Licensed Products hereunder shall be made in accordance with this Article 5.

      5.2 PAYMENT OF TRANSFER PRICE.

            (A) PRICE ESTIMATE. For Licensed Products shipped to Peninsula by Shionogi hereunder during a calendar year, Peninsula shall pay Shionogi, in accordance with clause (b) below, an estimate of the Transfer Price for such Licensed Products as follows:

                  (i) During the first calendar year in which Peninsula is purchasing Licensed Products for commercial sale hereunder, the estimated Transfer Price will equal the sum of the number of 250 mg vials of Licensed Product supplied to Peninsula in the particular shipment multiplied by [*], plus the number of 500 mg vials of Licensed Product supplied to Peninsula in the particular shipment multiplied by [*].

                  (ii) In each subsequent calendar year, the estimated Transfer Price will equal the number of vials of Licensed Product supplied to Peninsula in the particular shipment, multiplied by the Actual Price (as defined below) of such Licensed Product for the prior calendar year.

            (B) PAYMENT OF ESTIMATE. For a particular shipment of Licensed Products, Shionogi shall notify Peninsula when such shipment is ready for delivery, and shall notify Peninsula of the estimated Transfer Price for such shipment, determined as provided in clause (a) above. Peninsula shall promptly pay any such estimated Transfer Price in [*] by remitting such payment by bank wire transfer in immediately available funds to an account designated by Shionogi. Shionogi shall also provide Peninsula a written invoice for such estimated Transfer Price for such shipment.

            (C) RECONCILIATION. Promptly after the end of a particular calendar year, Peninsula shall determine the total kilograms of Compound in Licensed Products paid for by Peninsula during such calendar year, and shall determine, based on the schedule in Section 5.1, the actual total Transfer Price payable for such Licensed Products pursuant to Section 5.1. If the estimated Transfer Price payments paid to Shionogi for such Licensed Products supplied in such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      19.

particular calendar year is less than the actual Transfer Price amount owed by Peninsula to Shionogi under Section 5.1 (the "ACTUAL PRICE"), Peninsula shall pay to Shionogi the difference between such amounts. Conversely, if the estimated Transfer Price payments paid to Shionogi for such Licensed Products supplied in such calendar year exceeds the Actual Price for such year, Shionogi shall pay to Peninsula the difference between such amounts. The Parties shall determine the amounts due, if any, under this Section 5.2(c) within thirty (30) days after the end of the applicable calendar year. If Peninsula is required to make a reconciling payment to Shionogi, Peninsula shall pay such amount in [*] at the time that it makes its next estimated Transfer Price payment to Shionogi under Section 5.2(b). If Shionogi is required to make a reconciling payment to Peninsula, Shionogi shall credit the amount of such payment against subsequent payments due by Peninsula under Section 5.2(b) until such time as the amount of the reconciling payment has been fully credited to Peninsula. Notwithstanding the foregoing, if a Party owes a reconciling payment to the other Party under this Section 5.2(c) and there are no future payments due by Peninsula against which the amount of such payment may be credited, if applicable, or if Peninsula will not be making any future payments to Shionogi under Section 5.2(b), the Party owing a reconciling payment hereunder shall make such payment to the other Party by wire transfer in [*] no later than thirty (30) days after the end of the applicable calendar year.

      5.3 EXCHANGE RATE FLUCTUATIONS. If the average exchange ratio of Japanese Yen to U.S. dollars during any consecutive twelve (12) month period during the term of this Agreement (the "PAYMENT RATE") varies by more than [*] percent ([*]%) from the average exchange ratio of Japanese Yen per U.S. dollars during the [*] months immediately prior to the Effective Date (the "BASE LINE RATE"), then the profit or loss resulting from that portion of the Payment Rate that varies from the Base Line Rate by more than [*] percent ([*]%) shall be shared equally by Shionogi and Peninsula. If a drastic change in the economic circumstances (including a large fluctuation in Japanese Yen/U.S. dollar) occurs such that the price adjustment system above no longer sufficiently benefits either of the Parties, Shionogi and Peninsula shall amicably discuss at that time how to rectify the situation. For the purpose of this Section 5.3, the exchange ratio shall be deemed to be the exchange rate calculated by Sumitomo Mitsui Banking Corporation on the date of the applicable payment.

      5.4 TAXES. Shionogi shall pay any and all taxes levied on account of payments it receives under this Agreement. All amounts due hereunder shall be without deduction of exchange, collection or other charges, provided that if Peninsula is required to withhold and pay on behalf of Shionogi any income or other similar tax with respect to the amounts payable under this Agreement, Peninsula shall deduct such tax payments from and offset against said payments prior to remittance to Shionogi; and further provided that in regard to any tax so deducted, Peninsula shall give or cause to be given to Shionogi such assistance as may reasonably be necessary to enable Shionogi to claim exemption therefrom or credit therefor, and in each case shall furnish Shionogi proper evidence of the taxes paid on its behalf.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      20.

      6.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants the following:

            (A) CORPORATE POWER. Such Party is duly organized and validly existing under the laws of the state and/or nation of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

            (B) DUE AUTHORIZATION. Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on such Party's behalf has been duly authorized to do so by all requisite corporate action.

            (C) BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon the Parties and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor, to the Parties' knowledge, does it violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      6.2   WARRANTIES OF SHIONOGI. Shionogi warrants that:

            (A) all of the Licensed Products supplied to Peninsula under this Agreement shall conform to the Specifications at the time of delivery to Peninsula and shall be manufactured in accordance with GMP and all other applicable laws and regulations;

            (B) all of the Licensed Products supplied to Peninsula shall have free and clear title;

            (C) the Licensed Products, at the time of delivery to Peninsula, shall not be adulterated or misbranded within the meaning of the FD&C Act, and shall not be articles that may not, under the provisions of Sections 404 and 505 of the FD&C Act, be introduced into interstate commerce;

            (D) as of the Effective Date, Shionogi has not received any citations with respect to its manufacturing facilities, including without limitation FDA Form 483s or warning letters, and is not currently subject to an FDA consent decree or other action of a Regulatory Authority impacting the manufacture of the Licensed Products by Shionogi under this Agreement; and

            (E) as of the Effective Date and to the best of Shionogi's knowledge, the manufacturing activities of the Compound and/or Licensed Products hereunder and the related importation by Peninsula of the Compound and/or Licensed Products into the Territory will not infringe any Intellectual Property Rights of any Third Party.

      6.3 SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATION OR WARRANTY WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PURPOSE, IS MADE OR GIVEN BY OR ON BEHALF OF


                                      21.

PENINSULA OR SHIONOGI. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

                                    ARTICLE 7

                                 INDEMNIFICATION

      7.1   INDEMNITY.

            (A) BY SHIONOGI. Shionogi shall indemnify, defend, and hold harmless Peninsula and Peninsula's directors, officers, employees, agents, and Peninsula Customers (the "PENINSULA INDEMNITEES") from and against any and all third party liabilities, claims, suits, losses, costs, and expenses (including reasonable attorneys' fees and expenses for litigation) (collectively "CLAIMS") resulting from or arising out of (i) the manufacture and/or supply of Licensed Product by Shionogi or a Third Party Manufacturer contracted by Shionogi, (ii) the negligence or willful misconduct of Shionogi or its officers, directors, employees, or agents; or (iii) Shionogi's breach of its obligations, representations, or warranties under this Agreement. Such indemnity shall not apply to the extent that a Claim arises out of or results from the negligence or willful misconduct of any of the Peninsula Indemnitees or a breach of Peninsula's obligations, representations, or warranties under this Agreement, or if Peninsula fails to comply with the indemnification procedures set forth in
Section 7.1(c).

            (B) BY PENINSULA. Peninsula shall indemnify, defend, and hold harmless Shionogi and its Affiliates, including Shionogi's and its Affiliates' directors, officers, employees, and agents (the "SHIONOGI INDEMNITEES") from and against any and all Claims resulting from or arising out of (i) the storage, distribution, marketing, promotion, and use of the Licensed Products supplied to Peninsula hereunder (except to the extent that the harm was caused by the storage or distribution of Licensed Products by Shionogi or the Shionogi Indemnitees), (ii) the negligence or willful misconduct of Peninsula or the Peninsula Indemnitees, or (iii) Peninsula's breach of its obligations, representations, or warranties under this Agreement. Such indemnity shall not apply if Shionogi fails to comply with the indemnification procedures set forth in Section 7.1(c) or to the extent that a Claim arises out of or results from
(A) the negligence or willful misconduct of any of the Shionogi Indemnitees, or
(B) a breach of Shionogi's obligations, representations, or warranties. For clarity, Shionogi's or a Third Party Manufacturer's infringement of a Third Party's Intellectual Property Rights outside the Territory are not subject to the foregoing indemnification. In addition, defense and resolution of Claims relating to manufacturing processes shall be governed by Section 7.1(d) below and not this subsection(b).

            (C) INDEMNIFICATION PROCEDURES. If either Party is entitled to indemnification under this Article 7 (the "INDEMNIFIED PARTY"), it shall give written notice to the Party providing indemnification (the "INDEMNIFYING PARTY") of any Claim that may be subject to indemnification promptly after learning of such Claim, and the Indemnifying Party shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed by the Indemnifying Party with counsel so selected, the Indemnifying Party


                                      22.

will not be subject to any liability for any settlement of such Claim made by the Indemnified Party without the Indemnifying Party's consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the Indemnified Party with respect to such Claim.

            (D) INFRINGEMENT OF THIRD PARTY'S INTELLECTUAL PROPERTY RIGHTS. Notwithstanding and without application of the foregoing, in the event that a Party becomes aware of any Claim of infringement of a Third Party's Intellectual Property Rights in the Territory with respect to the manufacturing activities by Shionogi or a Third Party Manufacturer hereunder or the related importation by Peninsula of the resulting Compound and/or Licensed Products into the Territory (except to the extent that such Claim arises out of the infringement of a patent claiming the composition of matter of the Compound and/or Licensed Products), the Parties shall meet and discuss diligently to find a resolution to such Claim, including without limitation, acquiring a license from such Third Party or developing new processes to avoid such infringement. In such case, if the Parties determine that it is likely that the Third Party will prevail in such Claim, then Shionogi has no obligation to continue to supply Peninsula with the Compound and/or Licensed Product, which is considered to be infringing, so long as such infringement exists, but provided that Shionogi uses best efforts to find a solution to the infringement (such as by changing the manufacturing process so as to avoid such infringement or acquiring a license under such Third Party Intellectual Property Rights). In the case that such a Claim is asserted against either Peninsula or Shionogi in the Territory, Peninsula shall defend and, if appropriate, settle such Claim, in consultation with Shionogi, and Shionogi shall give Peninsula any and all available information in its possession or control and shall assist Peninsula in defending or otherwise dealing with such Claim. Any damages, royalties, settlement fees or legal costs and expenses (the "Defense Costs") incurred by Peninsula as a result of Peninsula's activity to defend against and/or settle such Claim shall be [*] by the Parties; provided, however, that Shionogi shall not be obligated, based on [*], to reimburse or pay, as of a particular time, any share of such Defense Costs to the extent that the aggregate amount of such Defense Costs that has been paid or reimbursed by Shionogi would exceed [*] percent ([*]%) of the aggregate Actual Price set forth in Subsection 5.2(c) that has been paid by Peninsula to Shionogi since the Effective Date. Peninsula shall provide to Shionogi written invoices setting forth Shionogi's [*] percent ([*]%) share of the Defense Costs. Peninsula shall consult with Shionogi and obtain its written consent prior to making any settlement or agreement with the Third Party asserting such Claim, such consent not to be unreasonably withheld or delayed.

      7.2 LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS AND LOSS OF USE, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS
SECTION 7.2 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 7.1, OR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 8.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      23.

                                    ARTICLE 8

                                 CONFIDENTIALITY

      8.1 CONFIDENTIALITY. Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing by the Parties, each Party agrees that, for the term of this Agreement and for five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other Party pursuant to this Agreement, except that the foregoing shall not apply to any information for which the receiving Party can demonstrate, by competent proof, that it:

            (A) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

            (B) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

            (C) later became part of the public domain through no act or omission of the receiving Party;

            (D) was disclosed to the receiving Party, other than under an obligation of confidentiality to a third Party, by a third Party who had no obligation to the disclosing Party not to disclose such information to others; or

            (E) was independently developed by employees of either Party who were unaware of and did not have access to Confidential Information disclosed by either Party.

      8.2 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information disclosed to it by the other Party to the extent such disclosure is reasonably necessary for the following reasons:

            (A) regulatory filings, including filings with the U.S. Securities Exchange Commission and Regulatory Authorities and filings with Regulatory Authorities;

            (B) prosecuting or defending litigation;

            (C) complying with applicable governmental regulations and legal requirements; and

            (D) disclosure to Affiliates, sublicensees, advisors, consultants, potential investors, and potential subcontractors or sublicensees that may manufacture, sell, and/or distribute Licensed Products who agree in writing to be bound by terms of confidentiality and limitation-on-use obligations that are similar to those set forth in Section 8.1 hereof.

                                      24.

      Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party's Confidential Information pursuant to this
Section 8.2 it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use best efforts to secure confidential treatment of such information. In any event, the Parties agree to take all reasonable actions to avoid any unauthorized use or disclosure of Confidential Information hereunder.

      8.3 EMPLOYEES; AGENTS. Each Party shall ensure that each employee, consultant, or other agent of it, or of its Affiliates or sublicensees, or other person or entity who has access to Confidential Information is bound to obligations of confidentiality and non-use at least equivalent in scope to those set forth in Sections 8.1 and 8.2.

      8.4 INJUNCTIVE RELIEF. The Parties expressly acknowledge and agree that any breach or threatened breach of this Article 8 may cause immediate and irreparable harm to the disclosing Party which may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach and in addition to any remedies available at law, the disclosing Party shall have the right to secure equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

                                    ARTICLE 9

                              TERM AND TERMINATION

      9.1 AGREEMENT TERM. This Agreement shall commence on the Effective Date and shall continue in effect until the earlier of (a) the date on which the License Agreement expires or terminates under Article 17 of the License Agreement, and (b) the date on which this Agreement is terminated under this
Article 9.

      9.2 MATERIAL BREACH BY SHIONOGI. Peninsula shall have the right to terminate this Agreement upon written notice to Shionogi if, after receiving written notice of a material breach of this Agreement, Shionogi fails to cure such breach within [*] days from the date of such notice.

            (A) THIRD PARTY MANUFACTURER. If Peninsula terminates the Agreement under Section 9.2 and, on the effective date of such termination, an agreement between Shionogi and a Third Party Manufacturer is in effect for such Third Party Manufacturer to perform Fill and Finish Work and/or to manufacture the Compound or Licensed Products, then at Peninsula's request, Shionogi shall use diligent efforts to assign such agreement to Peninsula as soon as possible.

            (B) MANUFACTURING LICENSE. Shionogi shall be deemed to have automatically granted to Peninsula a non-exclusive, license (with the right to sublicense through multiple tiers of sublicensees) under all Intellectual Property Rights owned or Controlled by Shionogi that are useful or necessary to manufacture Licensed Products, to make or have made Licensed Products for use and sale solely in the Territory on the date that is [*] days after Peninsula has provided notice of material breach to Shionogi. Such license shall [*],

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      25.

which [*] shall be negotiated in good faith at the time that the license is deemed to have been granted by Shionogi.

            (C) TECHNOLOGY TRANSFER. At Peninsula's request, and at [*] cost and expense, Shionogi shall provide to Peninsula or its designee any and all technical assistance and training as Peninsula may reasonably require to enable Peninsula or its designee to manufacture or have manufactured Licensed Products.

            (D) WIND-DOWN PERIOD. Peninsula shall retain the right to order and obtain from Shionogi supply of Licensed Products, up to Shionogi's reasonable capacity for such supply, on the terms hereof. Shionogi shall continue to supply Licensed Products to Peninsula on the terms set forth in this Agreement, for a period of up to [*] months after the effective date of termination (such period, the "WIND-DOWN PERIOD"). The pricing provisions set forth in Article 5 shall apply to the supply of Licensed Products to Peninsula during the Wind-Down Period. At Peninsula's option, Shionogi shall supply bulk Compound, up to Shionogi's reasonable capacity for such supply, to Peninsula during the Wind-Down Period at a supply price to be negotiated by the Parties in good faith.

            (E) RAW MATERIALS. Shionogi shall notify Peninsula of the identity of the suppliers of raw materials and intermediates used to manufacture Licensed Products and shall use its best efforts to assist Peninsula to procure all raw materials necessary to manufacture Licensed Products from such suppliers.

      9.3   MATERIAL BREACH BY PENINSULA.

            (A) If Peninsula materially breaches this Agreement by failing to pay when due any amounts owed by it hereunder (a "Non-Payment Material Breach") and does not cure such breach within [*] days from the date on which Shionogi provides written notice to Peninsula identifying such breach, Shionogi shall have the right, upon written notice to Peninsula, to suspend its supply obligations to Peninsula until such time as Peninsula has cured such breach. If Peninsula does not cure such breach within [*] months after receiving written notice of such breach from Shionogi, Shionogi shall have the right to terminate this Agreement immediately.

            (B) If Peninsula materially breaches this Agreement and such breach is not a Non-Payment Material Breach, Shionogi shall have the right to terminate this Agreement if Peninsula does not cure such breach within [*] from the date on which Shionogi provides written notice to Peninsula identifying such breach.

      9.4 ACCRUED RIGHTS; SURVIVING OBLIGATIONS. Termination of this Agreement shall not affect any accrued rights of either Party. The terms of Sections 4.4 (Records), 4.5 (Sample Retention), 4.6 (Product Recalls, Market Withdrawals, or Corrections), 4.7 (Product Returns), 4.8 (Customer Questions and Complaints),
4.9 (Field Alert Reporting), 5.2(c) (Reconciliation), 9.2 (Material Breach by Shionogi), 9.4 (Accrued Rights; Surviving Obligations); 10.1 (Governing Law),
10.2 (Dispute Resolution), 10.9 (Severability), 10.11 (No Waiver), and 10.12

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                      26.

(Further Actions), and Articles 7 (Indemnification), and 8 (Confidentiality) of this Agreement shall survive termination or expiration of this Agreement.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

      10.1 GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws. This Agreement was prepared in the English language, which language shall govern the interpretation of and any dispute regarding the terms of the Agreement.

      10.2  DISPUTE RESOLUTION.

            (A) Any controversies, disputes, or claims arising between the Parties in connection with this Agreement that the Parties are unable otherwise to resolve shall be referred to the President of Peninsula and the [*] of Shionogi or other appropriate officer of Shionogi appointed by Shionogi, who shall promptly meet and use good faith, diligent efforts to seek to resolve the matter. If such officers are unable to resolve a matter presented to them under the preceding sentence within thirty (30) days of referral, and if such dispute relates to scientific or technical issues, the Parties shall mutually agree upon an independent Third Party with an appropriate scientific or technical background to resolve such dispute. Such independent Third Party's decision shall be binding on the Parties. All other disputes that the officers are unable to resolve shall be referred to arbitration in accordance with Section 10.2(b).

            (B) Any controversy or disputes or claims arising between the Parties in connection with this Agreement which are not scientific or technical and have not been settled by the officers of the Parties under Section 10.2(a) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in Paris, France, by one or more arbitrators appointed in accordance with said Rules. The arbitration shall be held in San Francisco (the United States) if requested by Shionogi, or in Osaka (Japan) if requested by Peninsula. The arbitrator shall be authorized to grant any temporary, preliminary, or permanent equitable remedy or relief he or she deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. In addition, the arbitrator shall be authorized to award compensatory damages. Any award or decision made in such arbitration shall be final and binding upon the Parties.

      10.3 ENTIRE AGREEMENT. This Agreement and the License Agreement constitute the entire, final and complete agreement and understanding between the Parties, and replaces and supersedes all prior discussions and agreements between them, with respect to the subject matter hereof. No amendment, modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each Party.

      10.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the Parties, their successors and permitted assigns. Neither Party shall be entitled to assign any rights hereunder to any Party without the prior written consent of the other


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      27.

Party, except that a Party may assign this Agreement to its successor in interest pursuant to a merger, acquisition, reorganization, consolidation or sale of all or substantially all of the assets of the business to which this Agreement relates without the other Party's consent provided that the License Agreement is also concurrently assigned to such successor in interest. Any attempted assignment that does not comply with the requirements of this Section
10.4 shall be null and void.

      10.5 FORCE MAJEURE. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure, i.e., any events beyond the reasonable control of the Party which shall include, but not be restricted to, fire, flood, earthquake, explosion, riot, strike, lockout, war and regulations of any governmental authority. The affected Party shall promptly provide notice of such force majeure to the other Party. Such excuse of performance shall continue for so long as the condition constituting force majeure continues and solely to the extent the inability to perform is caused by such condition, and provided that the affected Party takes reasonable efforts to avoid the effects of such condition and to perform if possible. Notwithstanding the foregoing, a force majeure condition shall not excuse Peninsula from making any payments owed hereunder, unless such force majeure event actually prevents Peninsula's ability to make such payment. Either Party shall notify the other Party promptly in the event of any indications of any force majeure conditions occurring and shall discuss the effect of such conditions on this Agreement and the measures to be taken. Each Party shall use its best efforts to reasonably avoid or restrict any detrimental effects in connection with such incidents.

      10.6 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing, in English, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified in this Section 10.6 or such other address as may be specified by such Party in writing in accordance with this Section 10.6, and shall be deemed to have been sufficiently given for all purposes (a) when received, if hand-delivered, sent by a reputable overnight delivery service, or by facsimile (provided that such facsimile is later confirmed in writing), or (b) five (5) business days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested.

      For Shionogi:      Shionogi & Co., Ltd.
                         1-8, Doshomachi 3-chome, Chuo-ku
                         Osaka  541-0045, Japan
                         Attn:  General Manager, International Business Division
                         Fax:  +81-6-6202-0886

      With copy to:      Shionogi & Co., Ltd.
                         1-8, Doshomachi 3-chome, Chuo-ku
                         Osaka  541-0045, Japan
                         Attn:  General Manager, Legal Affairs Dept.
                         Fax:  +81-6-6202-0886

                                      28.

      For Peninsula:     Peninsula Pharmaceuticals, Inc.
                         1701 Harbor Bay Parkway
                         Alameda, CA  94502
                         Attn: Office of the President
                         Fax:  +1-(510) 747-3940

      With a copy to:    Cooley Godward LLP
                         Five Palo Alto Square
                         3000 El Camino Real
                         Palo Alto, CA  94306
                         Attention:  Barclay James Kamb, Esq.
                         Fax:  +1-(650) 849-7400

      10.7 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

      10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

      10.9 SEVERABILITY. If any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

      10.10 HEADINGS. The headings contained in this Agreement have been added for convenience only and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

      10.11 NO WAIVER. Any delay in enforcing a Party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party's rights to the future enforcement of its rights under this Agreement, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

      10.12 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

      10.13 RELATIONSHIP OF THE PARTIES. This Agreement shall not constitute any Party the legal representative or agent of the other, nor shall any Party have the right or authority to assume, create, or incur any third-party liability or obligation of any kind, either express or implied, against, in the name of, or on behalf of the other except as expressly set forth in this Agreement.

                                      29.

      10.14 EXPORT CONTROL. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Shionogi or Peninsula from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

      IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date.

SHIONOGI & CO., LTD.                         PENINSULA PHARMACEUTICALS, INC.

By:      / s / Masaharu Mori                 By:       / s / Paul. F. Truex
   ---------------------------------            --------------------------------
Name:  Masaharu Mori                         Name:  Paul F. Truex
Title: General Manager,                      Title: President
       International Business Division       Place: Alameda, CA
Place: Osaka                                 Date:  July 16, 2003
Date:  July 11, 2003


                                      30.

                                    EXHIBIT A

                                    COMPOUND

[Chemical structure of the Compound]


                  (CHEMICAL STRUCTURE OF THE COMPOUND GRAPHIC)



                                      31.

                                    EXHIBIT B

                                 SPECIFICATIONS

SPECIFICATIONS FOR THE DRUG SUBSTANCE, DORIPENEM MONOHYDRATE

                TEST             ACCEPTANCE LIMITS
                ----             -----------------
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]
                [*]                    [*]

* [*]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      32.

TENTATIVE SPECIFICATIONS FOR DORIPENEM FOR INJECTION, 250 MG/VIAL

                TEST             ACCEPTANCE LIMITS
                ----             -----------------
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]

* [*]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      33.

TENTATIVE SPECIFICATIONS FOR DORIPENEM FOR INJECTION, 500 MG/VIAL

                TEST             ACCEPTANCE LIMITS
                ----             -----------------
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]
                [*]                  [*]

* [*]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      34.

MASTER FORMULA AND METHOD OF INVESTIGATIONAL DRUG FOR DORIPENEM FOR INJECTION, 250 MG/VIAL (10 VIALS) (ABSTRACT)

A.  Packaging materials and specifications

        Materials       Specifications     Number per box      Registration No.
        ---------       --------------     --------------      ----------------
[*]        [*]       [*]                        [*]                  [*]
[*]        [*]       [*]                        [*]                  [*]
           [*]       [*]                        [*]                  [*]
[*]        [*]       [*]                        [*]                  [*]
           [*]       [*]                        [*]                  [*]
           [*]       [*]                        [*]                  [*]

B.  Specifications

1. [*]
   (1) [*]
   (2) [*]
   (3) [*]

2. [*]
   (1) [*]
       [*]
       [*]
       [*]
   (2) [*]
       [*]
       [*]
       [*]
       [*]
       [*]
   (3) [*]
       [*]

3. [*]
   (1) [*]
   (2) [*]
   (3) [*]
   (4) [*]
   (5) [*]

4. [*]
   (1) [*]
   (2) [*]


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      35.

MASTER FORMULA AND METHOD OF INVESTIGATIONAL DRUG FOR DORIPENEM FOR INJECTION, 500 MG/VIAL (10 VIALS) (ABSTRACT)

A.  Packaging materials and specifications


        Materials       Specifications     Number per box      Registration No.
        ---------       --------------     --------------      ----------------
[*]        [*]       [*]                        [*]                  [*]
[*]        [*]       [*]                        [*]                  [*]
[*]        [*]       [*]                        [*]                  [*]
           [*]       [*]                        [*]                  [*]

B.  Specifications

1. [*]
   (1) [*]
   (2) [*]
   (3) [*]

2. [*]
   (1) [*]
       [*]
       [*]
   (2) [*]
       [*]
       [*]
       [*]
       [*]
   (3) [*]
       [*]

3. [*]
   (1) [*]
   (2) [*]
   (3) [*]

4. [*]
   (1) [*]
   (2) [*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                      36.